Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Investment Grade Series--5, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-32751 of our opinion dated April 3, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 12, 2000